Exhibit 3.1

Articles of Association of Calliditas Therapeutics AB. Reg. no. 556659-9766.

Adopted at the annual general meeting held on 27 May 2021.

1 § Name of company

The name of the company is Calliditas Therapeutics AB. The Company is a public company (publ).

2 § Registered office of the company

The registered office of the company is situated in Stockholm, Sweden.

3 § Objects of the company

The company shall, directly or through subsidiaries, conduct research and development as well as the manufacture and sale of pharmaceuticals and medical devices, own and manage shares and other securities as well as other movable and immovable property, as well as business associated therewith.

4 § Share capital and number of shares

The share capital shall be not less than SEK 710,000 and not more than SEK 2,840,000. The number of shares shall be not less than 17,750,000 and not more than 71,000,000.

5 § Board of directors

The board of directors elected by the shareholders’ meeting shall comprise not less than three (3) and not more than ten (10) members.

6 § Auditors

The company shall have one or two (1–2) auditors and not more than two (2) alternate auditors or a registered accounting firm.

7 § Notice to attend shareholders’ meetings

Notice of shareholders’ meetings shall be published in the Swedish Official Gazette and on the company’s website, within such time as set forth in the Swedish Companies Act (2005:551). It shall be announced in Svenska Dagbladet that a notice has been issued.

8 § Participation at shareholders’ meetings

Shareholders who wish to participate at a shareholders’ meeting shall be registered as shareholders on a transcript of the entire share register as stipulated in Chapter 7, Section 28, third paragraph of the Swedish Companies Act (2005:551) and shall also provide notification of their intention to attend the meeting no later than on the date stipulated in the notice convening the shareholders’ meeting. The latter mentioned day must not be a Sunday, any other public holiday, Saturday, Midsummer’s Eve, Christmas Eve or New Year’s Eve and must not be more than the fifth weekday prior to the meeting. If a shareholder wishes to be joined by proxy (not more than two proxies) at the shareholders’ meeting, the number of proxies must be stated in the notice of participation.

9 § Collection of power of attorneys and postal voting

The board of directors may collect powers of attorney in accordance with the procedure described in Chapter 7, Section 4, second paragraph of the Swedish Companies Act (2005:551).

The board of directors has the right before a shareholders’ meeting to decide that shareholders shall be able to exercise their right to vote by post before the shareholders’ meeting.

10 § Matters at annual shareholders’ meetings

The annual shareholders’ meeting is held each year within six months of the end of the financial year.

The following matters shall be addressed at annual shareholders’ meetings:

1.	Election of a chairman of the meeting;
2.	Preparation and approval of the voting register;
3.	Approval of the agenda;
4.	Election of one or two persons to attest the minutes;
5.	Determination of whether the meeting was duly convened;
6.	Presentation of the annual report and auditor’s report and, where applicable, the consolidated financial statements and auditor’s report for the group;
7.	Resolutions regarding

a.	adoption of the income statement and balance sheet and, where applicable, the consolidated income statement and consolidated balance sheet;
b.	allocation of the company’s profit or loss according to the adopted balance sheet;
c.	discharge from liability for board members and the managing director;

8.	Determination of fees for the board of directors and the auditors;
9.	Election of the board of directors and accounting firm or auditors;
10.	Any other business incumbent on the meeting according to the Companies Act or the articles of association.

11 § Financial year

The company’s financial year shall be the calendar year.

12 § Euroclear company

The company’s shares shall be registered in a securities register in accordance with the Swedish Securities Register and Financial Instruments Accounts Act (1998:1479).

13 § US forum

Without any infringement on Swedish forum provisions and without applying Chapter 7, Section 54 of the Swedish Companies Act (2005:551), the United States District Court for the Southern District of New York shall be the sole and exclusive forum for resolving any complaint filed in the United States asserting a cause of action arising under the U.S. Securities Act of 1933, as amended, unless the Company consents in writing to the selection of an alternative forum.